[GRAPHIC OMITTED][GRAPHIC OMITTED]
                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
               600 Mayer Street o Bridgeville, Pennsylvania 15017

                                 CONTACTS: Richard M. Ubinger
                                           Vice President of Finance,
                                           Chief Financial Officer and Treasurer
                                           (412) 257-7606
FOR IMMEDIATE RELEASE
                                           Comm-Partners LLC
                                           June Filingeri
                                           (203) 972-0186


             UNIVERSAL STAINLESS REPORTS FOURTH QUARTER EPS OF $0.55
                               CAPPING RECORD 2005
            - FULL YEAR EPS REACHES $2.02 ON SALES OF $170 MILLION -
                          - BACKLOG GROWTH CONTINUES -

         BRIDGEVILLE, PA, January 19, 2006 -- Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) reported today that sales for the fourth quarter of 2005 rose 14% to $42.0 million compared with $37.0 million in the same period of 2004. Fourth quarter 2005 net income rose 38% to $3.6 million, or $0.55 per diluted share, and included $358,000 of other income from the receipt of 2005 import duties, equivalent to $0.04 per diluted share. This compares with net income of $2.6 million, or $0.40 per diluted share, reported in the fourth quarter of 2004, which included 2004 import duties of $507,000, equivalent to $0.05 per diluted share

         The Company's fourth quarter 2005 results exceeded its forecast of sales in the range of $33 to $38 million and diluted EPS in the range of $0.37 to $0.42, before including the benefit of import duties.

         For the full year 2005, sales rose 41% to a record $170.0 million compared with $120.6 million in 2004. Net income for 2005 increased 83% to a record $13.1 million, or $2.02 per diluted share, including the import duties received in the 2005 fourth quarter. Full year 2004 net income was $7.1 million, or $1.12 per diluted share, and included a total of $1.1 million of other income from import duties, equivalent to $0.11 per diluted share, reflecting the receipt of a substantial portion of the 2003 and 2004 import duties awarded to the Company. Before including import duties in both periods, full year 2005 net income was double that of 2004.

         President and CEO Mac McAninch commented: "Our very strong fourth quarter capped a record year for our Company. Our niche markets of aerospace, power generation, petrochemical and tool steel were robust all year and current indications are they will remain strong in 2006. Our cost recovery pricing strategy continued to be both effective for us and fair to our customers given the ongoing volatility of raw material costs and high energy prices."

USAP REPORTS 2005 FOURTH QUARTER RESULTS                              - PAGE 2 -

         Mr. McAninch continued: "We also committed to further reinvest in our operations to increase throughput and efficiency at a time of acute customer need for our products, and to expand our capabilities to produce higher value-added products. We delivered on that promise with more than $8 million in capital improvements in 2005, including the addition of a vacuum-arc remelt furnace that became operational in December. In addition, we focused on process improvements throughout the year, especially at our Bridgeville and Titusville facilities which comprise the Universal Stainless and Alloy Products segment of our business. As a result, that segment achieved sales of $153 million in 2005, surpassing the company-wide record we achieved in 2004."

SEGMENT REVIEW
--------------
         In the fourth quarter of 2005, the Universal Stainless & Alloy Products segment had sales of $37.7 million and operating income of $4.7 million, yielding an operating margin of 12%. This compares with sales of $32.7 million and operating income of $2.3 million, or 7% of sales, in the fourth quarter of 2004, which included a bad debt charge of $282,000. In the 2005 third quarter, sales in this segment were $40.0 million and operating income was $4.0 million, or 10% of sales, including a write-off of $363,000 mainly for the retirement of fixed assets replaced.

         The 15% increase in sales compared with the 2004 fourth quarter reflects higher product prices and a favorable product mix, including strong growth in shipments of bar and special shape products. This more than offset the Company's continued reduction in shipments to rerollers. Fourth quarter 2005 sales were 6% lower than the prior quarter mainly due to lower sales to rerollers and forgers. Operating income was more than double that of the 2004 fourth quarter and up 17% from the 2005 third quarter due to the improved pricing, production processes and mix of products shipped.

         The Dunkirk Specialty Steel segment reported fourth quarter 2005 sales of $13.0 million and operating income of $1.3 million, resulting in an operating margin of 10%. This compares with sales of $10.5 million and operating income of $1.2 million, or 12% of sales, in the fourth quarter of 2004. In the third quarter of 2005, sales were $14.0 million and operating income was $1.8 million, or 13% of sales.

         Dunkirk's sales increased 24% over the 2004 fourth quarter due to higher selling prices and increased shipments of bar products to service centers and OEMs and of rod and wire products to redrawers and OEMs. They were 7% lower than the 2005 third quarter due to lower sales to redrawers and normal seasonal factors. Operating income rose just 2% over the fourth quarter of 2004 and was 28% lower than the prior quarter due to the high cost of raw materials at the time of feedstock procurement and manufacturing delays resulting from the mix of products in production.

USAP REPORTS 2005 FOURTH QUARTER RESULTS                              - PAGE 3 -

BUSINESS OUTLOOK
----------------

The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

         The Company estimates that first quarter 2006 sales will range from $40 to $45 million and that diluted EPS will range from $0.50 to $0.55. This compares with sales of $43.0 million and diluted EPS of $0.45 in the first quarter of 2005.

         The following factors were considered in developing these estimates:

O The Company's total backlog at December 31, 2005 approximated $116 million compared to $106 million at September 30, 2005, reflecting continued strong aerospace, power generation, petrochemical and tool steel markets.

O Production at the Bridgeville facility is expected to benefit from the recent addition of a milling machine, the improvements achieved in bar manufacturing and the initial contribution of the newly installed vacuum-arc remelt furnace.

O Sales from the Dunkirk Specialty Steel segment are expected to remain at the $13 to $14 million level because of the expectation that the manufacturing delays will not be resolved until the end of the quarter.

         Mr. McAninch concluded: "Our goal in 2006 is to take further advantage of our strong marketplace through additional improvements in production processes and investment in our facilities, as we continue to focus on building value for our shareholders, customers and employees."

WEBCAST
-------

         A simultaneous Webcast of the Company's conference call discussing the fourth quarter of 2005 and the first quarter 2006 outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon
(Eastern) today and continuing through January 25th. It can be accessed by dialing 706-645-9291, passcode 4039267. This is a toll call.

USAP REPORTS 2005 FOURTH QUARTER RESULTS                              - PAGE 4 -

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
------------------------------------------------

         Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers.

FORWARD-LOOKING INFORMATION SAFE HARBOR
---------------------------------------

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS ASSOCIATED WITH SIGNIFICANT FLUCTUATIONS THAT MAY OCCUR IN RAW MATERIAL AND ENERGY PRICES, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS AND PRODUCTION YIELDS, RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT AND RISKS RELATED TO THE ULTIMATE OUTCOME OF THE COMPANY'S CURRENT AND FUTURE LITIGATION AND REGULATORY MATTERS. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) OVER THE LAST 12
MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

                           - FINANCIAL TABLES FOLLOW -

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                For the Quarter Ended              For the Year Ended
                                                     December 31,                      December 31,
                                                  2005           2004              2005              2004
                                                  ----           ----              ----              ----
NET SALES
Stainless steel                            $    32,191     $   28,944       $  135,588       $    94,530
Tool steel                                       5,556          5,890           20,737            17,075
High-strength low alloy steel                    2,336            597            6,606             3,682
High-temperature alloy steel                     1,371            673            3,694             2,468
Conversion services                                497            751            3,030             2,386
Other                                               92            157              367               501
                                                ------        -------       ----------        ----------
Total net sales                                 42,043         37,012          170,022           120,642
Cost of products sold                           34,653         31,396          140,952           102,972
Selling and administrative expenses              2,106          2,053            8,441             7,401
                                                ------        -------       ----------        ----------
Operating income                                 5,284          3,563           20,629            10,269
Interest expense                                  (256)          (120)            (851)             (422)
Other income                                       374            542              437             1,119
                                                ------        -------       ----------        ----------
Income before taxes                              5,402          3,985           20,215            10,966
Income tax provision                             1,826          1,392            7,159             3,835
                                               -------        -------       ----------        ----------

Net income                                 $     3,576    $     2,593      $    13,056      $      7,131
                                               =======        =======       ==========        ==========


Earnings per share - Basic                 $      0.56    $     0.41      $       2.05    $         1.13
                                               =======        ======        ==========        ==========
Earnings per share - Diluted               $      0.55    $     0.40      $       2.02    $         1.12
                                               =======        ======        ==========        ==========

Weighted average shares of
Common Stock outstanding
    Basic                                    6,403,185     6,318,951         6,375,257        6,304,909
    Diluted                                  6,506,596     6,427,348         6,479,114        6,379,579

----------------------------------------------------------------------------------------------------------
                           MARKET SEGMENT INFORMATION
                                                For the Quarter Ended                For the Year Ended
                                                     December 31,                        December 31,
                                                  2005           2004             2005              2004
                                                  ----           ----             ----              ----
NET SALES
Service centers                            $    19,817     $  16,645       $    73,213      $     52,261
Rerollers                                        6,214         8,735            39,254            30,200
Forgers                                          7,172         6,827            29,914            22,008
Original equipment manufacturers                 5,922         2,248            13,992             8,349
Wire redrawers                                   2,329         1,662            10,263             5,008
Conversion services                                497           751             3,030             2,386
Other                                               92           144               356               430
                                                ------       -------        ----------        ----------
Total net sales                            $    42,043     $  37,012       $   170,022       $   120,642
                                                ======       =======        ==========        ==========


Tons shipped                                    10,668        13,662            51,233            48,350
                                                ======       =======        ==========        ==========




                            BUSINESS SEGMENT RESULTS

UNIVERSAL STAINLESS & ALLOY PRODUCTS SEGMENT


                                                For the Quarter Ended                 For the Year Ended
                                                      December 31,                        December 31,
                                                  2005           2004              2005              2004
                                                  ----           ----              ----              ----
NET SALES
Stainless steel                            $    21,666     $   19,739       $   90,530      $     65,208
Tool steel                                       5,324          5,770           20,047            16,672
High-strength low alloy steel                    1,312            189            3,199             1,576
High-temperature alloy steel                     1,019            656            3,254             2,182
Conversion services                                412            605            2,534             1,961
Other                                               78            129              295               427
                                                ------        -------       ----------        ----------
                                                29,811         27,088          119,859            88,026
Intersegment                                     7,893          5,620           33,399            20,208
                                                ------        -------       ----------        ----------

Total net sales                                 37,704         32,708          153,258           108,234
Material cost of sales                          16,412         16,044           75,568            49,967
Operation cost of sales                         15,151         12,788           56,885            45,521
Selling and administrative expenses              1,467          1,581            5,791             5,253
                                                ------        -------       ----------        ----------

Operating income                           $     4,674    $     2,295      $    15,014      $      7,493
                                                ======        =======       ==========        ==========


DUNKIRK SPECIALTY STEEL SEGMENT

                                                For the Quarter Ended                 For the Year Ended
                                                      December 31,                       December 31,
                                                  2005           2004              2005              2004
                                                  ----           ----              ----              ----
NET SALES
Stainless steel                            $    10,525     $     9,205      $    45,058      $     29,322
Tool steel                                         232             120              690               403
High-strength low alloy steel                    1,024             408            3,407             2,106
High-temperature alloy steel                       352              17              440               286
Conversion services                                 85             146              496               425
Other                                               14              28               72                74
                                                ------        --------       ----------        ----------
                                                12,232           9,924           50,163            32,616
Intersegment                                       750             535            2,848             2,107
                                                ------        --------       ----------        ----------

Total net sales                                 12,982          10,459           53,011            34,723
Material cost of sales                           7,750           5,739           29,496            17,834
Operation cost of sales                          3,324           3,008           14,141            11,653
Selling and administrative expenses                639             472            2,650             2,148
                                                ------        --------       ----------        ----------
Operating income                           $     1,269    $      1,240      $     6,724     $       3,088
                                                ======        ========       ==========        ==========

                           CONSOLIDATED BALANCE SHEET


                                                        December 31,          December 31,
                                                               2005                  2004
                                                               ----                  ----
ASSETS
Cash                                                  $            620   $              241
Accounts receivable, net                                        27,963               24,562
Inventory                                                       51,398               38,318
Other current assets                                             2,790                3,418
                                                           -----------       --------------
Total current assets                                            82,771               66,539
Property, plant & equipment, net                                45,761               40,716
Other assets                                                       495                  585
                                                           -----------       --------------
Total assets                                          $        129,027      $       107,840
                                                           ===========       ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                      $         12,579     $         11,666
Outstanding checks in excess of bank balance                     3,101                2,638
Accrued employment costs                                         2,958                1,830
Current portion of long-term debt                                1,555                2,044
Other current liabilities                                          914                  442
                                                           -----------       --------------
Total current liabilities                                       21,107               18,620
Bank revolver                                                    6,117                8,635
Long-term debt                                                  11,200                3,555
Deferred taxes                                                   9,600               10,093
                                                           -----------       --------------
Total liabilities                                               48,024               40,903
Stockholders' equity                                            81,003               66,937
                                                           -----------       --------------
Total liabilities and stockholders' equity            $        129,027      $       107,840
                                                           ===========       ==============


                    CONSOLIDATED STATEMENT OF CASH FLOW DATA
                         For the Year Ended December 31,


                                                                      2005             2004
                                                                      ----             ----
Cash flows from operating activities:
  Net income                                               $        13,056      $      7,131
  Adjustments to reconcile to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                                  3,085             3,061
      Loss on retirement of fixed assets                               705                 -
      Deferred taxes                                                   (90)              724
      Tax benefit from exercise of stock options                       207                51
  Changes in assets and liabilities:
      Accounts receivable, net                                      (3,401)          (11,872)
      Inventory                                                    (13,080)          (16,037)
      Trade accounts payable                                           913             4,981
      Accrued employment costs                                       1,128               997
      Other, net                                                       808             1,247
                                                              ------------        ----------
Cash flow provided by (used in) operating activities                 3,331            (9,717)
                                                              ------------        ----------

Cash flow from investing activities:
   Acquisition of real property through
      purchase agreements                                             (344)                -
  Capital expenditures                                              (8,464)           (3,586)
                                                              ------------        ----------
Cash flow used in investing activities                              (8,808)           (3,586)
                                                              ------------        ----------
Cash flows from financing activities:
  Proceeds from long-term debt                                       8,050                 -
  Repayments of long-term debt                                        (894)           (1,944)
  Borrowings under revolving line of credit                         (2,518)            8,635
  Increase in outstanding checks in excess of
      bank balance                                                     463             1,825
  Deferred financing costs                                             (48)              (26)
  Proceeds from issuance of common stock                               803               319
                                                              ------------        ----------
Cash flow provided by financing activities                           5,856             8,809
                                                              ------------        ----------
    Net cash flow                                          $           379      $     (4,494)
                                                              ============        ==========
